                                                                EXHIBIT 99.10(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 48 to Registration Statement No. 2-38613 on Form N-1A of our report dated November 9, 1999, on the financial statements and financial highlights of MFS International Opportunities Fund, MFS International Strategic Growth Fund and MFS International Value Fund, each a series of MFS Series Trust V, included in each Fund's 1999 Annual Report to Shareholders.

                                                              ERNST & YOUNG LLP
                                                              -----------------
                                                              Ernst & Young LLP

Boston, Massachusetts
November 26, 1999